            Consent of Independent Registered Public Accounting Firm

         We have issued our report dated July 22, 2005 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 350 as of May 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP


New York, New York
September 26, 2005